UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 3, 2006

CIPHERGEN BIOSYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31617 (Commission File Number)	33-059-5156 (I.R.S. Employer Identification Number)
6611 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)
(510) 505-2100
(Registrant’s telephone number, including area code)
N/A
( Former name or former address, if changed since last report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 3, 2006, Ciphergen Biosystems, Inc. (the “Company”) entered into separate exchange agreements with certain holders of its existing 4.50% Convertible Senior Notes due September 1, 2008 (the “Old Notes”), pursuant to which holders of an aggregate of $27.5 million of the Old Notes agreed to exchange and redeem their Old Notes for an aggregate of $16.5 million in aggregate principal amount of a new series of 7.00% Convertible Senior Notes due September 1, 2011 (the “New Notes”) and $11.0 million in cash, plus accrued and unpaid interest on the Old Notes. Additional information regarding the exchange and the terms of the New Notes is contained in the Company’s press release attached hereto as an exhibit. A copy of the form of exchange agreement is filed as an exhibit to this report. The description of the exchange agreement is only a summary and is qualified in its entirety by the full text of the form of agreement, which is incorporated by reference herein.
     The Company will issue the New Notes pursuant to an indenture, to be dated on or about November 8, 2006 (the “Closing”), between the Company and U.S. Bank Trust National Association, as Trustee. The Company will also pay all accrued and unpaid through and including the day prior to the Closing on the Old Notes that were exchanged and redeemed for New Notes and cash. Following the completion of the exchange and redemption, $2.5 million in aggregate principal amount of the Old Notes will remain outstanding.
     The New Notes will be unsecured senior indebtedness of the Company and will bear interest at the rate of 7.00% per annum, which may be reduced to 4.00% per annum if the Company receives approval or clearance for commercial sale of any of its ovarian cancer tests by the U.S. Food and Drug Administration (the “FDA”). Interest will be payable on March 1 and September 1 of each year, commencing March 1, 2007. The New Notes will mature on September 1, 2011. At maturity, the Company will be required to repay the outstanding principal of the New Notes.
     The New Notes will be convertible at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding September 1, 2011, into shares of the Company’s common stock at a conversion price of $2.00 per share, equivalent to a conversion rate equal to 500 shares of common stock per $1,000 principal of the New Notes, subject to adjustment in certain circumstances. The conversion price of the Old Notes is approximately $9.19 per share. If a Holder converts all or any portion of its Notes prior to October 31, 2008, upon such conversion, in addition to the Common Stock such Holder would receive, the Holder will be entitled to receive with respect to each Note so converted an amount in cash equal to the difference of (i) the amount of all interest that the Company would be required to pay on such Note from the date of the indenture through October 31, 2008 and (ii) the amount of interest actually paid on such Note by the Company prior to the time of conversion.
     Holders of the New Notes will have the option to require the Company to repurchase the New Notes under certain circumstances, including at any time after September 1, 2009, if the Company has not received approval or clearance for commercial sale of any of its ovarian cancer test by the FDA. In addition, the Company may require that the New Notes be converted into the Company’s common stock if the volume weighted average price of the Company’s common stock price exceeds $4.00 per share for 20 trading days in a 30 day consecutive trading day period after

November 1, 2008. The New Notes will also limit the Company’s ability to incur certain amounts any types of future indebtedness and will contain a conversion right premium upon certain changes of control.
     If there is an event of default on the New Notes, the principal of and premium, if any, on all the New Notes and the interest accrued thereon may be declared immediately due and payable, subject to certain conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving the Company. The following will be other events of default under the New Notes:
•	The Company fails to pay any interest on the New Notes when due and such failure continues for a period of 30 days;

•	The Company fails to pay principal or premium, if any, when due at maturity, upon redemption or exercise of a repurchase right or otherwise on the notes;

•	The Company fails to perform or observe any of the covenants in the indenture for 60 consecutive days after notice;

•	The Company fails to comply with the limitations on indebtedness covenant in the indenture for 30 consecutive days from the date on which the Company first fails to comply with such provision;

•	Certain events involving the default by the Company on any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its significant subsidiaries aggregating $10 million or more;

•	The Company fails to provide the notice required under the indenture upon a change in control (as defined in the indenture); or

•	Specified events involving the Company’s bankruptcy, insolvency or reorganization.
     A copy of the form of indenture pursuant to which the New Notes will be issued is filed as an exhibit to the exchange agreement. The foregoing description of the indenture is only a summary and is qualified in its entirety by the full text of form of the indenture, which is incorporated by reference herein.
     The New Notes were issued in a private offering to qualified institutional buyers pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”), and the shares of common stock issued upon conversion of the New Notes will be issued pursuant to an exemption from the registration requirements of the Securities Act. The Company entered into a registration rights agreement with the initial purchasers of the New Notes which provides for the registration of the New Notes and the underlying shares of common stock. A copy of the form of registration rights agreement is filed as an exhibit to the exchange agreement. The foregoing description of the registration rights agreement is only a summary and is qualified in its entirety by the full text of the form of the registration rights agreement, which is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     See Item 1.01 above, which is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities
     See Item 1.01 above, which is incorporated by reference herein. The issuance of the New Notes and the underlying shares of common stock will not be registered under the Securities Act of 1933, in reliance on an exemption from the registration requirements thereof.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.55	Form of Exchange Agreement, dated as of November 3, 2006, between Ciphergen Biosystems, Inc. and certain holders of the Old Notes
99.1	Press Release issued by Ciphergen Biosystems, Inc. on November 3, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHERGEN BIOSYSTEMS, INC. (Registrant)
Date: November 6, 2006	By:	/S/ GAIL S. PAGE
Gail S. Page
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.55	Form of Exchange Agreement, dated as of November 3, 2006, between Ciphergen Biosystems, Inc. and certain holders of the Old Notes
99.1	Press Release issued by Ciphergen Biosystems, Inc. on November 3, 2006